Exhibit 99.1

AGBA Reported to NASDAQ and SEC in relation to Irregular Trading Activities in AGBA Shares

HONG KONG, Oct. 03, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or the “Company”), the leading one-stop financial supermarket in Hong Kong, provide updates on its actions against certain irregular trading activities in the Company’s ordinary shares.

On October 3, 2023, AGBA submitted a letter to the Securities and Exchange Commission and to Nasdaq regarding irregular trading activities in the Company’s ordinary shares by unknown parties since April 28, 2023. On those irregular trading days, trading volume represented more than 100% of the Company’s freely tradeable shares.

AGBA is taking these matters seriously and is committed to ensuring that the Company’s shareholders are protected.

We would like to further stress that the Company’s controlling shareholder, TAG Holdings Limited (“TAG”), currently holds 55,500,000 ordinary shares of AGBA (the “Ordinary Shares”), which represents approximately 82.3% of the Company’s outstanding Ordinary Shares as of today. TAG has not sold any Ordinary Shares since the date of the Company’s listing on Nasdaq in November 2022. All of the Ordinary Shares held by TAG are restricted shares and are required to be registered under the Securities Act of 1933 (the “Act”) or rely any applicable exemption from registration under the Act in order to be sold in the public market.

For more information on all recent corporate structural updates on AGBA, please visit the official links below: www.agba.com/ir.

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company's goals and strategies; the Company's future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

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